PFT (Putnam Funds Trust) Asia Pacific Equity Period ending
4/30/16

1.	SubManagement Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of March 24, 2016
Incorporated by reference to PostEffective Amendment No.
232 to the Registrants Registration Statement filed on March 29, 2016.